Exhibit 23.1

                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement to the Registration Statement on Form S-3 of Health and Retirement Properties Trust (file no. 333-26887) with respect to the historical statement of gross income and direct operating expenses of Bridgepoint Square for the year ended December 31, 1996 included in Health and Retirement Properties Trust's Current Report on Form 8-K dated December 5, 1997, as amended.



Price Waterhouse LLP


February 11, 1998